Exhibit 99.1

LIMITED BRANDS REPORTS 2005 FOURTH QUARTER

AND FULL YEAR EARNINGS

— ANNOUNCES ADDITIONAL $100 MILLION SHARE REPURCHASE PROGRAM —

— PROVIDES 2006 OUTLOOK —

Columbus, Ohio, February 22, 2006 — Limited Brands (NYSE: LTD) today reported 2005 fourth quarter and full year results.

Fourth Quarter Results

Fourth quarter earnings per share were $1.28 compared to $0.87 last year. Fourth quarter operating income was $693.6 million compared to $627.3 million last year, and net income was $519.2 million compared to $382.5 million last year.

The above results contain a number of significant items totaling $0.23 per share in 2005. These items include:

•	A $0.25 per share gain related to the favorable resolution of certain tax matters,

•	A $0.04 per share gain related to the recognition of gift card breakage, and

•	A ($0.06) per share impact related to the change from the retail method to the cost method for inventory valuation.

Excluding these items, fourth quarter earnings per share were $1.05 compared to $0.87 last year; operating income was $706.4 million compared to $627.3 million last year; and net income was $425.9 million compared to $382.5 million last year. Last year’s results include a one-time charge of $0.09 per share ($61 million pretax) related to the Company’s accounting for leases and related assets.

Leslie H. Wexner, CEO and Chairman, commented “We’re pleased that we were able to exceed our initial fourth quarter earnings guidance of $1.00 per share by five cents. Victoria’s Secret, our largest brand, had a solid performance, driven by Pink and the Direct business. The apparel segment improved profitability, driven primarily by an improved performance at Express. Holiday results at Bath & Body Works did not meet our expectations.”

Comparable store sales for the quarter ended January 28, 2006 increased 3% and net sales increased 6% to $3.542 billion compared to sales of $3.328 billion last year. 2005 net sales are $30.4 million higher than previously reported sales of $3.511 billion due to the recognition of gift card breakage.

2005 Full Year Results

Earnings per share were $1.66 for the year ended January 28, 2006 compared to $1.47 last year. 2005 operating income was $985.8 million compared to $1.027 billion last year, and net income was $683.3 million compared to $705.4 million last year.

The above results contain a number of significant items totaling $0.32 per share in 2005 and $0.14 per share in 2004. These items include:

2005

•	A $0.25 per share gain related to the favorable resolution of certain tax matters,

•	A $0.04 per share gain related to the recognition of gift card breakage, and

•	A $0.03 per share increase related to the change from the retail method to the cost method for inventory valuation.

2004

•	A $0.12 per share gain related to New York & Company, and

•	A $0.02 per share gain related to Galyan’s Trading Co.

Excluding all of these items, 2005 earnings per share were $1.34 compared to $1.33 last year; operating income was $961.2 million compared to $1.027 billion last year; and net income was $549.8 million compared to $637.3 million last year. Last year’s results include a one-time charge of $0.08 per share ($61 million pretax) related to the Company’s accounting for leases and related assets.

Comparable store sales for the year ended January 28, 2006 decreased 1% and net sales of $9.699 billion increased 3% compared to sales of $9.408 billion last year. 2005 net sales are $30.4 million higher than previously reported sales of $9.669 billion due to the recognition of gift card breakage.

2005 Significant Items

As outlined above, fourth quarter and full year results include a number of significant items. Further information is provided below.

Change in Inventory Valuation Method

In connection with the Company’s conversion to new merchandise systems this year, the Company reviewed its inventory valuation methodology. As a result of the review, the Company elected to change its inventory valuation method from the retail method to the weighted average cost method. This change was implemented during the fourth quarter of 2005.

Under the retail method, the Company recorded a charge to cost of goods sold based upon actual and estimated permanent reductions in retail selling prices for the season. Under the cost method, the Company does not recognize any impact of reductions in retail selling price until the merchandise is actually sold to the customer or until the Company expects to sell the merchandise below original cost.

The Company believes that the cost method will improve the organizational focus on the actual margin realized on each merchandise sale. Additionally, the cost method is used by many other retailers, as well as the Company’s personal care and beauty competitors.

The Company’s adoption of the cost method has a number of impacts on the Company’s financial statements:

•	The cumulative effect of the change of $0.04 per share ($27.8 million pretax, $16.8 million after tax) was recorded as of the beginning of fiscal 2005.

•	Due to timing differences in the recognition of permanent markdowns, quarterly earnings were impacted as documented in the table below. The full year impact of these timing differences was a decrease in 2005 earnings per share of $0.01.

•	The change resulted in a $22 million increase to inventories on the balance sheet at the end of 2005.

Preliminary unaudited restated quarterly results for 2005, as well as pro forma results reflecting the change in accounting principle for 2004, have been included with this release.

Resolution of Income Tax Matters

The Company’s results for the fourth quarter of 2005 include the impact of the following income tax matters:

•	A favorable one-time tax benefit of $77 million ($0.19 per share) related to the repatriation of foreign earnings under the provisions of the American Jobs Creation Act. This repatriation was enabled by the settlement of the tax matter previously disclosed in the Company’s 2005 third quarter Form 10-Q.

•	In conjunction with this settlement, the Company recorded pretax interest income of $40 million ($0.06 per share).

Gift Cards

The Company issues gift cards which contain no expiration date or inactivity fees. During the fourth quarter of 2005, the Company recognized $30.4 million of revenue and operating income ($0.04 per share) related to gift card breakage at Bath & Body Works ($15.8 million) and Express ($14.6 million). The amount of gift card breakage recognized was based upon analysis of historical redemption patterns and represents the remaining balance of gift cards for which the Company believes the likelihood of redemption is remote. The fourth quarter of 2005 is the first period during which the Company has recognized gift card breakage. Therefore, the amount recognized includes the breakage income related to gift cards sold since inception of the gift card programs at Bath & Body Works and Express. The Company will recognize gift card breakage at its other divisions once adequate historical data have been accumulated.

Summary of Impact of 2005 Significant Items

In order to aid investors’ understanding of the Company’s results and to improve comparability of financial information from period to period, explanatory reconciliation tables for 2005 and 2004 are included with this press release. Summarized earnings per share information for 2005 from these tables follows:

	Retail Method	Adjustments to reflect change to cost method	Cost Method
First Quarter	$0.06	$0.14	$0.20
Less: cumulative effect of change	—	(0.04)	(0.04)

	$0.06	$0.10	$0.16

Second Quarter	$0.27	$(0.08)	$0.19

Third Quarter	$(0.03)	$0.04	$0.01

Fourth Quarter	$1.34	$(0.06)	$1.28
Less: significant items outlined above	(0.29)	—	(0.29)

	$1.05	$(0.06)	$0.98

Full Year	$1.63	$0.03	$1.66
Less: cumulative effect of change	—	(0.04)	(0.04)

Less: significant items outlined above	$1.63	$(0.01)	$1.62
	(0.29)	—	(0.29)

	$1.34	$(0.01)	$1.33

Note: Earnings per share totals for the fourth quarter do not add due to rounding differences, and the quarters do not add to the full year due to changes in weighted average shares outstanding.

2006 Outlook

In the first quarter of 2006, the Company expects roughly flat earnings per share versus $0.16 per share in 2005 (as restated under the cost method of inventory valuation, excluding the cumulative effect of the change in accounting principle of $0.04 per share). The 2006 projection includes an estimated charge of $0.01 per share for the recognition of stock option expense under Statement of Financial Accounting Standards No. 123R, which the Company is adopting in the first quarter of 2006.

For 2006 (which is a 53-week year under the retail calendar), the Company expects earnings per share of $1.40 to $1.50 versus 2005’s $1.33 per share (as restated under the cost method of inventory valuation, and excluding the significant items described above). Excluding the estimated impact of stock option expense of $0.05 per share in 2006, the 2006 projection represents 9-17% earnings growth over 2005.

Share Repurchase Program

During the fourth quarter, the Company completed $158 million of its outstanding $200 million share repurchase program. Since the end of the quarter, the Company repurchased the $42 million remaining in the program. As part of its ongoing program to return value to its shareholders, the Company’s Board of Directors has authorized a new $100 million program.

To hear further commentary provided on Limited Brands’ fourth quarter earnings call, dial 1-877-601-1433 for the live call prior to 8:00 a.m. ET on February 23, 2006 or call 1-800-337-6551, followed by the passcode LTD (583), or log onto www.Limitedbrands.com for an audio replay. Additional financial information is also available at www.Limitedbrands.com.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Bath & Body Works, Express, Limited Stores, White Barn Candle Co. and Henri Bendel, presently operates 3,590 specialty stores. Victoria’s Secret products are also available through the catalogue and www.VictoriasSecret.com. Bath & Body Works products are also available at www.BathandBodyWorks.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the fourth quarter earnings call or made by the Company or management of the Company involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the fourth quarter earnings call or otherwise made by the Company or management: risks associated with general economic conditions, consumer confidence and consumer spending patterns; the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; risks associated with the seasonality of the Company’s business; risks associated with changes in weather patterns; risks associated with the highly competitive nature of the retail industry generally and the segments in which we operate particularly; risks related to consumer acceptance of the Company’s products and the Company’s ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance the Company’s brand image; risks associated with the Company’s ability to retain, hire and train key personnel and management; risks associated with the possible inability of the Company’s manufacturers to deliver products in a timely manner or meet quality standards; risks associated with the Company’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, risks related to political instability, risks associated with legal and regulatory matters, risks related to duties, taxes, other charges and quotas on imports, risks related to local business practices and political issues and risks related to currency and exchange rates; risks associated with the possible lack of availability of suitable store locations on appropriate terms; risks associated with increases in the costs of mailing, paper and printing; risks associated with our ability to service any debt we incur from time to time and as well as the requirements the agreements related to such debt impose upon us; risks associated with the Company’s reliance on information technology, including risks related to the implementation of new information technology systems and risks related to utilizing third parties to provide information technology services; risks associated with natural disasters and risks associated with rising energy costs. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the fourth quarter earnings call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

# # #

For further information, please contact:

Tom Katzenmeyer

Sr. Vice President, Investor, Media and Community Relations

Limited Brands, Inc.

614-415-7076

www.Limitedbrands.com

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND RECONCILIATION OF ADJUSTED RESULTS

THIRTEEN WEEKS ENDED JANUARY 28, 2006 AND JANUARY 29, 2005

(Unaudited)

(In thousands except per share amounts)

	Thirteen Weeks Ended
	January 28, 2006							January 29, 2005
	Cost Method (Reported)	Adjustments		Cost Method (Adjusted)	Effect of Change		Retail Method (Adjusted)	Retail Method (Reported)
Net Sales	$3,541,584	$(30,409	)(a)	$3,511,175	$—		$3,511,175	$3,328,422
Cost of Goods Sold, Buying and Occupancy	(2,097,858)	—		(2,097,858)	43,161	(d)	(2,054,697)	(2,027,229)

Gross Profit	1,443,726	(30,409)		1,413,317	43,161		1,456,478	1,301,193
General, Administrative and Store Operating Expenses	(750,123)	—		(750,123)	—		(750,123)	(673,845)

Operating Income	693,603	(30,409)		663,194	43,161		706,355	627,348
Interest Expense	(24,846)	—		(24,846)	—		(24,846)	(21,342)
Interest Income	48,851	(40,000	)(b)	8,851	—		8,851	7,013
Other Income	3,563	—		3,563	—		3,563	4,461

Income Before Income Taxes	721,171	(70,409)		650,762	43,161		693,923	617,480
Provision for Income Taxes	202,000	50,000	(c)	252,000	16,000	(d)	268,000	235,000

Net Income	$519,171	$(120,409)		$398,762	$27,161		$425,923	$382,480

Net Income Per Diluted Share	$1.28			$0.98			$1.05	$0.87

Weighted Average Shares Outstanding	406,285			406,285			406,285	438,850

(a)	Represents the impact of the recognition of gift card breakage.
(b)	Represents interest income related to the settlement of a tax matter associated with the repatriation of foreign earnings.
(c)	Includes a one-time tax benefit of $77 million related to the repatriation of foreign earnings, partially offset by the tax effect of the items noted in (a) and (b) above.
(d)	Represents the impact of the change from the retail method to the cost method of inventory valuation.

See Attached Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results.

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND RECONCILIATION OF ADJUSTED RESULTS

FIFTY-TWO WEEKS ENDED JANUARY 28, 2006 AND JANUARY 29, 2005

(Unaudited)

(In thousands except per share amounts)

	Fifty-Two Weeks Ended
	January 28, 2006							January 29, 2005
	Cost Method (Reported)	Adjustments		Cost Method (Adjusted)	Effect of Change		Retail Method (Adjusted)	Cost Method (Proforma)	Adjustments		Cost Method (Adjusted)	Effect of Change		Retail Method (Adjusted)
Net Sales	$9,698,968	$(30,409	)(a)	$9,668,559	$—		$9,668,559	$9,408,312	$—		$9,408,312	$—		$9,408,312
Cost of Goods Sold, Buying and Occupancy	(6,219,236)	—		(6,219,236)	5,826	(d)	(6,213,410)	(6,018,208)	—		(6,018,208)	3,970	(d)	(6,014,238)

Gross Profit	3,479,732	(30,409)		3,449,323	5,826		3,455,149	3,390,104	—		3,390,104	3,970		3,394,074
General, Administrative and Store Operating Expenses	(2,493,951)	—		(2,493,951)	—		(2,493,951)	(2,367,266)	—		(2,367,266)	—		(2,367,266)

Operating Income	985,781	(30,409)		955,372	5,826		961,198	1,022,838	—		1,022,838	3,970		1,026,808
Interest Expense	(94,365)	—		(94,365)	—		(94,365)	(58,266)	—		(58,266)	—		(58,266)
Interest Income	62,094	(40,000	)(b)	22,094	—		22,094	30,569	—		30,569	—		30,569
Other Income	3,910	—		3,910	—		3,910	99,686	(90,525	)(e)	9,161	—		9,161
Gain on Sale of Investee’s Stock	—	—		—	—		—	17,617	(17,617	)(f)	—	—		—

Income Before Income Taxes and Cumulative Effect of Change in Accounting Principle	957,420	(70,409)		887,011	5,826		892,837	1,112,444	(108,142)		1,004,302	3,970		1,008,272
Provision for Income Taxes	291,000	50,000	(c)	341,000	2,000	(d)	343,000	410,000	(40,000	)(g)	370,000	1,000	(d)	371,000

Income Before Cumulative Effect of Change in Accounting Principle	666,420	(120,409)		546,011	3,826		549,837	702,444	(68,142)		634,302	2,970		637,272
Cumulative Effect of Change in Accounting Principle (Net of Tax of $11,000)	16,844	—		16,844	(16,844	)(d)	—	—	—		—	—		—

Net Income	$683,264	$(120,409)		$562,855	$(13,018)		$549,837	$702,444	$(68,142)		$634,302	$2,970		$637,272

Net income per diluted share:
Income Before Cumulative Effect of Change in Accounting Principle	$1.62			$1.33			$1.34	$1.47			$1.33			$1.33
Cumulative Effect of Change in Accounting Principle	0.04			0.04			—	—			—			—

Net Income Per Diluted Share	$1.66			$1.37			$1.34	$1.47			$1.33			$1.33

Weighted Average Shares Outstanding	410,936			410,936			410,936	478,621			478,621			478,621

(a)	Represents the impact of the recognition of gift card breakage.
(b)	Represents interest income related to the settlement of a tax matter associated with the repatriation of foreign earnings.
(c)	Includes a one-time tax benefit of $77 million related to the repatriation of foreign earnings, partially offset by the tax effect of the items noted in (a) and (b) above.
(d)	Represents the impact of the change from the retail method to the cost method of inventory valuation.
(e)	Represents $91 million in gains resulting from the early collection of a long-term note receivable from New York & Company, the sale of New York & Company warrants and the New York & Company Initial Public Offering.
(f)	Represents an $18 million pretax, non-operating gain resulting from the sale of the Company’s remaining ownership interest in Galyan’s.
(g)	Includes the tax effect of items (e) and (f) above.

See Attached Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results.

LIMITED BRANDS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND

RECONCILIATION OF ADJUSTED RESULTS

Adjusted results, which are non-GAAP financial measures, are presented in order to improve investors’ understanding of historical and expected financial results and improve comparability of financial information from period to period. The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results reflect the following:

Fiscal 2005

Adjusted results for the fourth quarter and full year 2005 exclude the impact to net income related to the change from the retail method of inventory valuation to the cost method. For the full year, the change to the cost method resulted in an increase in net income of $13 million, or $0.03 per share. This includes a $17 million increase, or $0.04 per share, related to the cumulative impact of the change, offset by a $4 million decrease, or $0.01 per share, related to the full year operational impact of this change. For the fourth quarter of 2005, this change resulted in a decrease in the Company’s Adjusted Results of $27 million, or $0.06 per share. See the attached Preliminary Restatement of 2005 Quarterly Consolidated Statements of Income for the impact of this change on quarterly results for 2005 and the attached Pro Forma Consolidated Statements of Income for the pro forma impact of this change on full year results for 2005 and 2004.

Adjusted full year and fourth quarter 2005 results also exclude the following:

•	Gift card breakage of $30 million, or $0.04 per share after taxes, at Bath & Body Works and Express. The gift card breakage recognized was based upon analysis of historical redemption patterns and represents the remaining balance of gift cards for which the Company believes the likelihood of redemption is remote.

•	A favorable one-time tax benefit of $77 million, or $0.19 per share, related to the repatriation of foreign earnings under the provisions of the American Jobs Creation Act. This repatriation was enabled by the settlement of the tax matter previously disclosed in the Company’s 2005 third quarter Form 10-Q.

•	In conjunction with this settlement, the Company recorded pretax interest income of $40 million, or $0.06 per share after taxes.

Fiscal 2004

In the first quarter of 2004, adjusted results exclude a $44.9 million pretax, non-operating gain resulting from the repayment of New York & Company’s $75 million subordinated note and New York & Company’s purchase of warrants held by Limited Brands. The note was repaid prior to its scheduled maturity of November 26, 2009. The warrants, representing approximately 13% of New York & Company’s common equity held by Limited Brands, were purchased for $20 million. The note and warrants were part of the consideration received by Limited Brands for the sale of New York & Company in November 2002.

In the second quarter of 2004, adjusted results exclude a $17.6 million pretax, non-operating gain resulting from the sale of our remaining interest in Galyan’s Trading Company.

In the third quarter of 2004, adjusted results exclude a $45.7 million pretax, non-operating gain related to proceeds that Limited Brands received in connection with New York & Company’s initial public offering.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.

LIMITED BRANDS, INC. AND SUBSIDIARIES

PRELIMINARY RESTATEMENT OF QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands except per share amounts)

	Thirteen Weeks Ended
	April 30, 2005			July 30, 2005			October 29, 2005			January 28, 2006
	Retail Method (Reported)	Effect of Change	Cost Method (Restated)	Retail Method (Reported)	Effect of Change	Cost Method (Restated)	Retail Method (Reported)	Effect of Change	Cost Method (Restated)	Retail Method (Pro Forma)	Effect of Change	Cost Method (Reported)
Net Sales	$1,974,932	$—	$1,974,932	$2,290,901	$—	$2,290,901	$1,891,551	$—	$1,891,551	$3,541,584	$—	$3,541,584
Cost of Goods Sold, Buying and Occupancy	(1,360,555)	70,276	(1,290,279)	(1,495,662)	(59,452)	(1,555,114)	(1,302,496)	26,511	(1,275,985)	(2,054,697)	(43,161)	(2,097,858)

Gross Profit	614,377	70,276	684,653	795,239	(59,452)	735,787	589,055	26,511	615,566	1,486,887	(43,161)	1,443,726
General, Administrative and Store Operating Expenses	(566,119)	—	(566,119)	(591,325)	—	(591,325)	(586,384)	—	(586,384)	(750,123)	—	(750,123)

Operating Income	48,258	70,276	118,534	203,914	(59,452)	144,462	2,671	26,511	29,182	736,764	(43,161)	693,603
Interest Expense	(23,069)	—	(23,069)	(21,889)	—	(21,889)	(24,561)	—	(24,561)	(24,846)	—	(24,846)
Interest Income	5,328	—	5,328	4,270	—	4,270	3,645	—	3,645	48,851	—	48,851
Other Income (Loss)	2,628	—	2,628	(1,218)	—	(1,218)	(1,063)	—	(1,063)	3,563	—	3,563

Income Before Income Taxes and Cumulative Effect of Change in Accounting Principle	33,145	70,276	103,421	185,077	(59,452)	125,625	(19,308)	26,511	7,203	764,332	(43,161)	721,171
Provision for Income Taxes	10,000	27,000	37,000	72,000	(23,000)	49,000	(7,000)	10,000	3,000	218,000	(16,000)	202,000

Income Before Cumulative Effect of Change in Accounting Principle	23,145	43,276	66,421	113,077	(36,452)	76,625	(12,308)	16,511	4,203	546,332	(27,161)	519,171
Cumulative Effect of Change in Accounting Principle (Net of Tax of $11,000)	—	16,844	16,844	—	—	—	—	—	—	—	—	—

Net Income	$23,145	$60,120	$83,265	$113,077	$(36,452)	$76,625	$(12,308)	$16,511	$4,203	$546,332	$(27,161)	$519,171

Net Income Per Diluted Share:
Income Before Cumulative Effect of Change in Accounting Principle	$0.06		$0.16	$0.27		$0.19	$(0.03)		$0.01	$1.34		$1.28
Cumulative Effect of Change in Accounting Principle	—		0.04	—		—	—		—	—		—

Net Income Per Diluted Share	$0.06		$0.20	$0.27		$0.19	$(0.03)		$0.01	$1.34		$1.28

Weighted Average Shares Outstanding	417,234		417,234	411,968		411,968	400,803		408,255	406,285		406,285

LIMITED BRANDS, INC. AND SUBSIDIARIES

PROFORMA CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands except per share amounts)

	Fifty-Two Weeks Ended
	January 28, 2006			January 29, 2005
	Retail Method (Pro Forma)	Effect of Change	Cost Method (Reported)	Retail Method (Reported)	Effect of Change	Cost Method (Pro Forma)
Net Sales	$9,698,968	$—	$9,698,968	$9,408,312	$—	$9,408,312
Cost of Goods Sold, Buying and Occupancy	(6,213,410)	(5,826)	(6,219,236)	(6,014,238)	(3,970)	(6,018,208)

Gross Profit	3,485,558	(5,826)	3,479,732	3,394,074	(3,970)	3,390,104
General, Administrative and Store Operating Expenses	(2,493,951)	—	(2,493,951)	(2,367,266)	—	(2,367,266)

Operating Income	991,607	(5,826)	985,781	1,026,808	(3,970)	1,022,838
Interest Expense	(94,365)	—	(94,365)	(58,266)	—	(58,266)
Interest Income	62,094	—	62,094	30,569	—	30,569
Other Income (Loss)	3,910	—	3,910	99,686	—	99,686
Gain on Sale of Investee’s Stock	—	—	—	17,617	—	17,617

Income Before Income Taxes and Cumulative Effect of Accounting Change	963,246	(5,826)	957,420	1,116,414	(3,970)	1,112,444
Provision for Income Taxes	293,000	(2,000)	291,000	411,000	(1,000)	410,000

Income Before Cumulative Effect of Change in Accounting Principle	670,246	(3,826)	666,420	705,414	(2,970)	702,444
Cumulative Effect of Change in Accounting Principle (Net of Tax of $11,000)	—	16,844	16,844	—	—	—

Net Income	$670,246	$13,018	$683,264	$705,414	$(2,970)	$702,444

Net Income Per Diluted Share:
Income Before Cumulative Effect of Change in Accounting Principle	$1.63		$1.62	$1.47		$1.47
Cumulative Effect of Change in Accounting Principle	—		0.04	—		—

Net Income Per Diluted Share	$1.63		$1.66	$1.47		$1.47

Weighted Average Shares Outstanding	410,936		410,936	478,621		478,621

LIMITED BRANDS, INC. AND SUBSIDIARIES

PRELIMINARY RESTATEMENT OF SEGMENT QUARTERLY OPERATING INCOME

(Unaudited)

(In thousands except per share amounts)

	Thirteen Weeks Ended
	April 30, 2005			July 30, 2005			October 29, 2005			January 28, 2006
	Retail Method (Reported)	Effect of Change	Cost Method (Restated)	Retail Method (Reported)	Effect of Change	Cost Method (Restated)	Retail Method (Reported)	Effect of Change	Cost Method (Restated)	Retail Method (Pro Forma)	Effect of Change	Cost Method (Reported)
Victoria’s Secret	$157,658	$22,255	$179,913	$224,528	$(24,585)	$199,943	$107,859	$8,746	$116,605	$395,690	$(6,393)	$389,297
Bath & Body Works	16,899	9,219	26,118	84,755	(9,698)	75,057	(17,398)	364	(17,034)	320,420	(1,167)	319,253
Apparel	(68,463)	38,802	(29,661)	(42,508)	(25,169)	(67,677)	(36,419)	17,401	(19,018)	59,646	(35,601)	24,045
Other	(57,836)	—	(57,836)	(62,861)	—	(62,861)	(51,371)	—	(51,371)	(38,992)	—	(38,992)

Total Limited Brands	$48,258	$70,276	$118,534	$203,914	$(59,452)	$144,462	$2,671	$26,511	$29,182	$736,764	$(43,161)	$693,603

*	The fourth quarter of 2005 includes operating income of $15.8 million for Bath & Body Works and $14.6 million for Express related to the recognition of gift card breakage.